                                                                  Exhibit 4.02

                       VOID AFTER                   , 2002
                       WARRANT CERTIFICATE FOR PURCHASE OF
                                  COMMON STOCK


      NUMBER             MARINE MANAGEMENT SYSTEMS, INC.          WARRANTS

   MW



THIS IS TO CERTIFY THAT,

or registered assigns, is the owner of the number of warrants set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the
owner hereof to purchase at any time from                , 1998 until 5:00 p.m.
Eastern Time on                 , 2002 one fully paid and non-assessable share
of common stock (the "Common Stock") of Marine Management Systems, Inc., a Delaware corporation (the "Company") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $5.50 per Share if exercised on or before 5:00 p.m. Eastern Time on
                    , 2002. As provided in said Warrant Agreement, the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.
   Under certain conditions set forth in the Warrant Agreement, this Warrant may
be called for redemption on or after              , 1998, at a redemption price
of $0.10 per Warrant upon 30 days' written notice.
   Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised in respect to less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.
   This Warrant is issued under and the rights represented hereby are subject to
the terms and provisions contained in a Warrant Agreement dated as of          ,
1997, by and among the Company, American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and Whale Securities Co., L.P., all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.
   The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.
   This Warrant is transferable at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.
   This Warrant, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.
   If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.
   The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.
   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
   WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

DATED:

                                     [SEAL]


       SECRETARY                                PRESIDENT

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY

BY:                                    TRANSFER AGENT

                                   AUTHORIZED OFFICER

                        MARINE MANAGEMENT SYSTEMS, INC.
                              ELECTION TO PURCHASE
     To Be Executed by the Registered Holder in Order to Exercise Warrants

To: MARINE MANAGEMENT SYSTEMS, INC.
c/o: American Stock Transfer & Trust Company
     40 Wall Street
     New York, New York 10005

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase thereunder, shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
-----------------------------|
                             |
                             |
-------------------------------------------------------------------------------
                                      (Please Print or Typewrite)
and be delivered to
                   ------------------------------------------------------------
                                           (Name)
at
   ----------------------------------------------------------------------------
        (Street Address)       (City)          (State)         (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Whale Securities Co., L.P.

Date:                                  Signature:
     --------------------------------            ------------------------------
                                                 Note: The above signature must
Name:                                            correspond with the name as
     --------------------------------            written upon the face of this
       (Please Print or Typewrite)               Warrant or with the name of the
Address:                                         assignee appearing in the
        -----------------------------            assignment form below in every
              (Street)                           particular without alteration
                                                 or enlargement or any change
-------------------------------------            whatever.
(City)    (State)      (Zip Code)

                           *Signature Guaranteed:
                                                 ------------------------------
                                                |-----------------------------|
                                                |                             |
                                                |-----------------------------|
                                                 PLEASE INSERT SOCIAL SECURITY
                                                  OR OTHER IDENTIFYING NUMBER

                                   ASSIGNMENT

For value received,                                         hereby sell, assign
                    ---------------------------------------
and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------|
                                      |
                                      |
-------------------------------------------------------------------------------
                                      Please Print or Typewrite name and

-------------------------------------------------------------------------------
address including postal zip code of assignee

                                                           (        ) Warrants
----------------------------------------------------------  --------
represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint attorney
----------------------------------------------------------------------
to transfer said Warrant on the books of the within name Corporation, with full power of substitution in the premises.

                                Dated                               , 19
                                     -------------------------------    ------

                                Signature:
                                          ------------------------------------
                                     Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular without alteration or enlargement or any change whatever.

                           *Signature Guaranteed:
                                                 ------------------------------

* In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.